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EXHIBIT 10.5

                                   PROMISSORY NOTE

[DATE]

Modesto, CA

     The undersigned, ____________________, a _________ corporation
("Maker"), promises to pay Intermountain Marketing Associates, LLC a Utah limited liability company or holder ("Payee"), the principal sum of _________________ and no/100 Dollars ($_______) with initial simple interest at the rate of 13.35% per annum, on the outstanding principal balance only, commencing on the date of closing and continuing on the first day of each quarter during the term until fully paid. All principal and unpaid and accrued interest is due and payable in nine (9) months from the date of the issuance of this Secured Note (the "Maturity Dates").

     1. Payment of Principal and Interest. All principal and unpaid accrued interest on this Secured Note will be due and payable (i) on the Maturity Date, or (ii) upon an event of default. In the event of default, the Noteholder may declare the entire outstanding balance of the Secured Note immediately due and payable, due to such event of default.

     2. Right of Prepayment. This note may not be prepaid prior to maturity unless authorized by the Securities Laws of the specific state. If prepayment is requested, and made, the Payee shall forfeit all accrued and unpaid interest.

     3. Security. The Secured Note is secured in part by a perfected security interest in revenues from various telecommunication and income opportunities, and title documents of Equipment (the Collateral). The security interest is perfected by possession of documents comprising the Collateral by the Payee. In the event of default, the Payee may, among other actions, perform, collect and enforce the terms and conditions of the Contracts until the Secured Notes have been paid in full.

     4. Event of Default Acceleration. Maker's failure to make any payments, and/or give notice of its intention to extend the term and maturity date of this Secured Note, within twenty-one (21) days after the due date for such payment or notice shall result in a default. In the event of default, the Noteholder shall have the right to declare the entire principal, and accrued but unpaid interest on the Secured Note immediately due and payable.

     5. Secured Note is Non Recourse. In the event of Maker's default, Payee shall look to the Contracts and not to assets of the Maker or Trustee, or any of the shareholders, officers, or directors of the Trustee or Maker.

     6. Amendments. This Secured Note may not be amended without the prior written consent of the Noteholder, provided that, no amendment reducing the interest or principal, or extending the Maturity Date, may be made without prior written consent of the Payee who is affected by the amendment.

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     7.   Costs of Collection.  Payee shall be entitled to collect reasonable attorney's fees and costs from the Maker, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of any payments due on this Secured Note.

     8. Inspection Rights and Reports. The Payee, individually or through his agent, shall have the right, upon reasonable notice and at his expense, to review and inspect the books and records of the Maker at Maker's office during reasonable business hours.

     9. Payment. This Secured Note shall be payable in lawful money of the Unites States.

     10. Governing Law/Jurisdiction/Venue. This note has been made and is to be performed in the State of California, and the rights and obligations of the parties shall be interpreted and enforced in accordance with the laws thereof.

     11. Arbitration. Any controversy or dispute arising out of, or relating to the Note, or the breach thereof, shall be settled by arbitration.
 Such arbitration shall be effected by arbitrators selected as hereinafter provided, and shall be conducted in Stanislaus County, Modesto, California, in accordance with the Rules of the American Arbitration Association existing at the date thereof.

     The dispute shall be submitted to three arbitrators who are listed on the securities panels of the American Arbitration Association, one arbitrator shall be selected by Payee and Maker. In the event that Maker and Payee, within ten (10) days hereunder, shall not have selected its arbitrator and given notice thereof to the other, such arbitrator shall be selected by the American Arbitration Association.

     Judgment may be entered on any decision rendered by the arbitrators in the Federal or State Court located within the County of Stanislaus, State of California. Payee and Maker shall each bear costs of the fees and expenses of the arbitrators selected by or for it.

     12. Transferability. This Note may be transferred or assigned by Payee as Payee wishes or as is applicable under contractual agreement.

     13. Limited Offering. THIS NOTE IS A SECURITY THAT HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.

     IN WITNESS WHEREOF, Maker has executed this Secured Promissory Note as of the day first herein above written.

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                                  SCHEDULE OF NOTES

     Date of Note             Amount              Maker
     May 13, 1999             $57,500        U.S. Cash Exchange, Inc.
     June 12, 1999            $95,450        U.S. Cash Exchange, Inc.
     July 8, 1999             $50,000        PayStar Communications, Inc.
     July 15, 1999            $50,000        PayStar Communications, Inc.
     July 19, 1999            $50,000        PayStar Communications, Inc.
     August 4, 1999           $50,000        PayStar Communications, Inc.
     August 17, 1999          $230,000       PayStar Communications, Inc.
     September 30, 1999       $287,500       PayStar Communications, Inc.
     November 10, 1999        $115,000       PayStar Communications, Inc.
     December 1, 1999         $57,500        PayStar Communications, Inc.
     December 10, 1999        $115,000       PayStar Communications, Inc.
     December 15, 1999        $57,500        PayStar Communications, Inc.